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                                                                   EXHIBIT 10.17

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT ("AGREEMENT") is dated the ___ day of March, 1998, between CHAMPIONSHIP AUTO RACING TEAMS, INC., a Delaware corporation ("CART" or the "PURCHASER"), and the shareholders of AMERICAN RACING SERIES, INC., a Michigan Corporation ("ARS"), U.E. PATRICK, STEVEN E. PATRICK, MARK A. PATRICK, RICK L. PATRICK, SHERRY PATRICK-BURKE AND ROGER BAILEY (individually and collectively, the "SELLERS").

         WITNESSETH:

         CART has filed a Registration Statement with the Securities and Exchange Commission for the purpose of having an initial public offering of its common stock ("IPO"); and in conjunction therewith, CART desires to purchase all (but not less than all) of the outstanding stock of ARS ("SHARES") from the Sellers, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and agreements and warranties contained, the parties agree as follows:

1.       SALE OF SHARES; PURCHASE PRICE.

         1.1. SALE OF SHARES. The Sellers agree to sell the Shares to the Purchaser, and the Purchaser agrees to purchase and acquire the Shares from the Sellers, free and clear of all liens, claims, encumbrances and rights of others. Such Shares shall be evidenced by share certificates of ARS's Stock which shall be duly endorsed or accompanied by appropriate stock transfer powers duly executed.

         1.2. PURCHASE PRICE. In consideration of the sale of the Shares, the Purchaser shall pay to the Sellers a purchase price, (the "PURCHASE PRICE") for all the shares for an amount equal to the following:

                  1.2.1. CASH PURCHASE PRICE. $5,500,000 which shall be paid at Closing; plus


                  1.2.2.   EARN OUT PURCHASE PRICE.   An aggregate of $2,700,000
         in three (3) equal


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         annual payments each year for the three (3) years on the anniversary of the closing, if and only if ARS shall achieve revenues equal to or exceeding $3,943,800 in 1998 and in 1999, and $573,800 in 2000 from the following:

                           1.2.2.1. Sponsorship agreements that are not
                  currently contracted for $522,500 each year for 1998, 1999, and 2000. It is understood and agreed that "sponsorship agreements that are not currently contracted" means any annual revenues from sponsorships that are in excess of $2,175,000 for 1998, $2,140,000 for 1999, and $1,100,000 for 2000 (which are the sponsorship revenues to be provided under current contracts). The Sellers will be entitled to continue to solicit sponsors in all categories until September 1, 1998. After September 1, 1998, the Sellers agree to discontinue any sales efforts

                           1.2.2.2. $200,000.00 each to Promoter fees for
                  Nazareth Speedway, Homestead Speedway, Michigan Speedway and California Speedway for the 1998 and 1999 seasons.

                           1.2.2.3. Engine leases of $1,380,000 and engine
                  rebuilds of $1,440,000 for a total of $2,820,000 each for 1998 and 1999. ARS will use reasonable efforts to increase the engine lease payments and engine rebuilds for the year 1999.

                           1.2.2.4. Wheel sales (net of cost of goods sold) of $51,300.00 each year for 1998, 1999 and 2000.

                           1.2.2.5. Parts and chassis commissions of $350,000.00 each year for 1998 and 1999.

                           1.2.2.6. Anything herein to the contrary
                  notwithstanding, ARS shall only be required to meet the TOTAL annual dollar volume per year as set forth in Subsections
                  1.2.2.1 through 1.2.2.5 (the "REVENUES") and not any specific amount for any of the above-described categories. Further, any of the Revenues produced by BP Automotive, Ltd, a Michigan corporation ("BP"), and an affiliate of ARS, shall be deemed to have been produced by ARS.

                  1.2.3. SHORTFALL AND MAKE UP. In the event that there is a shortfall in 1998 and/or 1999 in the ARS revenues, the annual payments by CART will be reduced dollar for dollar (to not less than $0) by the shortfall for that year, provided, however, if such shortfall is subsequently made up in 1999 or 2000, the payment not made to the Sellers the prior year shall be paid to them in the subsequent year on a dollar for dollar basis to the extent made up.


                   1.2.4. CART LONG TERM STOCK OPTION. The Sellers shall be granted options to purchase 97,883 shares of the common stock of CART at a per share price equal to the price offered to the public in the IPO if, and only if, ARS's 1998 Revenues exceed $3,943,800.

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         Any shortfall for 1998 may be made up by the Sellers rendering a cash contribution to CART for the amount of the shortfall within 30 days after written determination of such shortfall has been delivered to the Sellers. Upon rendering such payment, the Sellers shall be qualified for the said stock options. These options shall vest one year after the closing of the IPO and may be exercised at any time within five (5) years after they vest. Shares issuable upon exercise of the option will not be registered under the Securities Act of 1933 or any state securities laws and will constitute restricted securities within the meaning of Rule 144 under the Securities Act.

                   1.2.5. CART STOCK PURCHASE. The Sellers shall be granted the right to subscribe for up to $960,000 of CART's common stock at a per share price equal to the price offered to the public in the IPO (rounded to the nearest whole shares). The stock shall be fully registered and listed in connection with CART's IPO at the closing. Each Seller who elects to purchase such shares shall pay for such stock, in cash, at the closing, on the Closing Date, and shall acknowledge that he or she has received a copy of the current final prospectus for the IPO. None of those who elect to purchase have made or will make any commitment to purchase such shares until such time as the registration statement for the CART IPO has become effective.

2. WARRANTIES AND REPRESENTATIONS OF THE SELLERS. The Sellers warrant and represent to the Purchaser as follows:

         2.1. AUTHORITY AND CAPACITY. The Sellers have, and on the Closing Date will have, all requisite power, authority and capacity to enter into this Agreement and to perform the obligations required of them hereunder. This Agreement is a valid and binding obligation of the Sellers, enforceable against Sellers in accordance with its terms, subject, however, to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and similar laws as now or hereafter are in effect or as to the application of equitable principles in any proceeding, legal or equitable.

         2.2. TITLE TO THE SHARES. The Sellers presently are the owner of record and the beneficial owner of all of the issued and outstanding shares of ARS's Stock (as set forth on Exhibit A). On the Closing Date the Sellers will be the owner of record and the beneficial owner of all of the issued and outstanding shares of ARS, and the transfer, assignment and delivery of the Shares by the Sellers and each of them pursuant to the provisions of this Agreement will transfer to the Purchaser legal and valid record and beneficial title thereto, free and clear of all claims, liens, charges and encumbrances of any kind.

         2.3. ORGANIZATION, GOOD STANDING AND POWER. ARS is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Michigan and has the corporate power and authority to own its properties and to carry on its business as the same is now being conducted. Complete and correct copies of ARS's Articles of Incorporation (together with all amendments thereto) and the Bylaws in effect on the date of this Agreement have been delivered to the Purchaser. ARS is not required to qualify as a foreign corporation under the laws of any jurisdiction.

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         2.4. CAPITALIZATION; ABSENCE OF OPTIONS AND WARRANTS. The authorized capital stock of ARS consists of 10,000 shares of common stock with a par value of $5.00 per share, of which 300 shares of common stock are outstanding. All of such outstanding shares have been duly and validly issued, and are fully paid and nonassessable. There are no existing options, calls, agreements or commitments of any character relating to any of the authorized or issued shares of ARS's Stock.

         2.5. NO SUBSIDIARIES. Other than its ownership of Patrick Group, LLC (the "LLC"), and Melbourne Properties, a general partnership, ARS does not directly or indirectly own any interest in or control any other corporation, partnership, limited partnership, limited liability company or other entity.

         2.6. EFFECTIVE AGREEMENT. The execution and performance of this Agreement by the Sellers and compliance with the provisions hereof do not and will not (i) violate, with or without the giving of notice and/or the passage of time, any provision of law applicable to the Sellers or ARS, which such violation could have a Material Adverse Effect on the operations or financial condition of ARS, or (ii) conflict with, or result in a breach or termination of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of ARS's properties pursuant to any corporate charter, by-law, or any other agreement or instrument to which the Sellers or ARS is a party or by which they or any of their properties may be bound, the result of which could have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other like changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of a Material Adverse Effect, is or is reasonably likely to be materially adverse to the revenues of ARS, or the ability of ARS to continue to operate its business and affairs in the manner heretofore operated.

         2.7. ABSENCE OF DEFAULTS. ARS is not in default under any contract, agreement, lease or document to which it or any of its properties is bound (the "Contracts"), and no event exists with respect thereto which, with or without the giving of notice and/or the passage of time, would constitute a default or would reasonably be expected to have a Material Adverse Effect. Except as set forth on in the Disclosure Schedule, each of the Contracts is a valid and binding agreement of ARS, enforceable against ARS in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by principles of equity (whether considered in a proceeding at law or in equity) and Sellers have no knowledge that any Contract is not a valid and binding agreement of the other parties thereto. ARS has fulfilled all material obligations required under each Contract to have been performed by it prior to the date hereof, and Sellers have no reason to believe that ARS will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the Closing Date. Except as set forth on the Disclosure Schedule, the continuation, validity and effectiveness of each Contract would not be affected by the consummation of the transactions contemplated by this Agreement.


         2.8. FINANCIAL STATEMENTS. The Sellers have delivered to the Purchaser copies of the audited balance sheet of ARS as at December 31, 1997 (the "AUDITED BALANCE SHEET") and the related statement of operations and retained earnings of ARS for the year then ended (the "AUDITED

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INCOME STATEMENT"), including in each case the related notes and schedules thereto, if any. The Audited Balance Sheet and Audited Income Statement fairly present ARS's financial position at December 31, 1997 and results of operations for period indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied and contain all adjustments which are necessary to a fair statement of the results for the period covered. Except as set forth on the Disclosure Schedule, since December 31, 1997 there has been no change (not including world events or general economic conditions) which has had a Material Adverse Effect. Sellers have no knowledge of any existing or threatened occurrence, event or development which it believes will have a Material Adverse Effect.

         2.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent shown or provided for in the Audited Balance Sheet, at December 31, 1997, or disclosed in the Disclosure Schedule (attached hereto as Exhibit B), ARS had no material obligations or liabilities of any kind, fixed, accrued or contingent, except obligations to perform after December 31, 1997 under open sales contracts, supply contracts, purchase orders and other commitments incurred in the ordinary course of business.

         2.10.     ABSENCE OF CERTAIN CHANGES.

         2.10.1 Except as otherwise disclosed in the Disclosure Schedule, since December 31, 1997, ARS has not:

                   2.10.1.1 incurred any obligation or liability, fixed, accrued or contingent, except normal payroll obligations, and trade obligations incurred in the ordinary course of business;

                   2.10.1.2 discharged or satisfied any lien or encumbrance or paid any obligation or liability, fixed, accrued or contingent, except current liabilities reflected in its Audited Balance Sheet, and current liabilities incurred in the ordinary course of business subsequent to the date of the Audited Balance Sheet;

                   2.10.1.3. mortgaged, pledged or subjected to lien, charge, security interest or to any other encumbrance any of its assets or properties;

                   2.10.1.4. transferred or leased any of its assets or properties except in the ordinary course of business;

                   2.10.1.5. canceled or compromised any debt or claim, and other than adjustments made with respect to contracts for the purchase of supplies, the sale of products or the rendering of services in the ordinary course of business which adjustments would not have a Material Adverse Effect;

                   2.10.1.6.   waived or released any rights;

                   2.10.1.7 transferred or granted any rights under any material concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, copyrights, or with

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         respect to know-how;

                   2.10.1.8. made or entered into any employment contract with any officer or employee or paid any bonus or increased the compensation of any officer or employee;

                   2.10.1.9. entered into any transaction other than in the ordinary course of business;

                   2.10.1.10.   suffered any material casualty loss;

                   2.10.1.11. entered into any contract or commitment to make any material capital expenditure;

                   2.10.1.12. declared any dividend or made any distribution to its shareholders; or

                   2.10.1.13. issued or sold any shares of ARS's stock or any other securities of ARS, or granted any options, warrants or rights for the purchase of any shares of ARS's stock or other securities of ARS.

                   2.10.2 Since December 31, 1997, there has not occurred any event which could reasonably be expected to cause or result in a Material Adverse Effect.

         2.11. TITLE TO PROPERTIES. Except to the extent shown in the Audited Balance Sheet, ARS has, and except for those assets and properties described in
Section 7.6, on the Closing Date will have, good title to all of its properties and assets reflected in the Audited Balance Sheet or acquired thereafter (except those disposed of hereafter in the ordinary course of business), in each case free and clear of all claims, liens, charges and encumbrances of any kind. All of such properties and assets not distributed in accordance with Section 7.6 will be in good condition and repair on the Closing Date, reasonable wear and tear excepted, and suitable for the uses for which intended.

         2.12. INVENTORIES. The inventories reflected on the Audited Balance Sheet were, and the inventories on hand at the Closing Date will be, as the case may be, acquired in the ordinary course of business at not more than market prices prevailing at the times of purchase and are usable in the normal operation of ARS' business.

         2.13. COMPLIANCE WITH LAWS. ARS is not in violation of any applicable law, ordinance, regulation, order or requirement relating to its operations or its properties which would have a material adverse effect upon its operations or financial condition.

         2.14. DOCUMENT LIST. The Disclosure Schedule includes a list of all material contracts, licenses, permits, approvals, and other agreements, to which ARS is a party (the "DOCUMENTS"). Complete copies of all such Documents have been delivered or made available to the Purchaser. Except only as to such Documents, ARS is not a party to or bound by any:

                   2.14.1. written or oral contract not made in the ordinary course of business;

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                  2.14.2.  contract  which is not  terminable  by it  without cost or liability to it or to its successors upon 30 days notice or less;

                   2.14.3.   collective bargaining agreement;

                   2.14.4. bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase, hospitalization, insurance or other plan or arrangement providing for employee benefits;

                   2.14.5. lease with respect to any property, real or personal, whether as lessor or lessee;

                   2.14.6. dealers', manufacturers', representatives' or distributors' agreement which is not terminable by it without cost or liability to it or its successors on thirty (30) days' notice or less;

                   2.14.7.   contract requiring material capital expenditures;

                   2.14.8. material contract for the sale of goods or the rendering of services continuing for a period of more than thirty (30) days from the date of this Agreement;

                   2.14.9. contract for the purchase of supplies, materials or services for delivery over a period of more than thirty (30) days from the date of this Agreement;

                   2.14.10. contract or agreement of any kind continuing for a period of more than 3 months from the date of this Agreement;

                   2.14.11. material governmental licenses, permits, approvals or orders; or

                   2.14.12. loan agreements, indentures, mortgages or security agreements.

         2.15. EMPLOYEES. The Disclosure Schedule contains a list setting forth the names of all employees of ARS, the current duties of such employees, the total compensation paid to such employees during 1997, the current salary paid to such employee and a description of existing compensation programs for various categories of employees.

         2.16. OBLIGATIONS TO EMPLOYEES. All obligations of ARS, whether arising by operation of law or by contract for payment to trusts or other funds or to any governmental agency, or to any individual employee or agent (or his heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit sharing, pension or retirement benefits, social security benefits, or similar obligations have been paid, or shall have been paid on or before the Closing Date, by ARS, except current amounts accrued but not yet due. All obligations of ARS, whether arising by operation of law, by contract or by past practice, for vacation and holiday pay, bonuses and other


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forms of compensation which are payable to employees or agents of ARS, have been paid, or shall have been paid, by ARS, on or before the Closing Date, except current amounts shown on the Disclosure Schedule which are accrued but not yet due.

         2.17. INSURANCE LIST. The Disclosure Schedule contains a list and brief description of all policies of fire, extended coverage, business interruption, public and product liability and all other kinds of insurance held by ARS (the "INSURANCE LIST"). A copy of each such policy has been delivered or made available to the Purchaser. All such insurance policies are in full force and effect with all premiums due thereon paid in full (except those premiums which are paid on an installment basis and indicated as such on the Disclosure Statement). ARS has not received any notice or other communication from any issuer of the policies listed on the Insurance List canceling or materially amending any of such policy, materially increasing any deductibles or retained amounts thereunder or rejecting any claim under any policy and, to the knowledge of Sellers, no such cancellation, amendment or increase of deductibles is threatened.

         2.18. REAL PROPERTY; LEASES OF REAL PROPERTY. The Disclosure Schedule contains a list and brief description of the location and approximate size of each tract of real property owned or leased by ARS (the "PROPERTY LIST"). With respect to the real property disclosed on the Property List, except as to mortgages, liens and encumbrances reflected in the Audited Balance Sheet, or existing utility easements which do not materially interfere with the present use of the real properties or materially affect their value, all of the real properties which are reflected as being owned by ARS in the Audited Balance Sheet are owned in fee simple, free and clear of all claims, liens, charges and encumbrances of any kind. Each of ARS's leases of real property is a valid and binding lease obligation, in full force and effect, enforceable in accordance with its terms and does not require the consent of any person to the transactions contemplated by this Agreement (except for consents which have been obtained in writing and delivered by Sellers to Purchaser).

         2.19. LEASES OF PERSONAL PROPERTY. The Disclosure Schedule contains a list and brief description of each lease with respect to personal property leased by ARS (the "PERSONAL PROPERTY LIST"). Each of ARS's leases of personal property is a valid and binding lease obligation, in full force and effect, enforceable in accordance with its terms and does not require the consent of any person to the transactions contemplated by this Agreement (except for consents which have been obtained in writing and delivered by Sellers to Purchaser).

         2.20. BOOKS AND RECORDS. The books and records of ARS are in all material respects complete and correct and have been maintained in accordance with sound business practices and the requirements of applicable law.

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         2.21. LITIGATION. There is no litigation, proceeding or investigation pending or, to the best knowledge of any Seller, threatened by or against ARS or its properties or business or the transactions contemplated by this Agreement, nor is any Seller aware of any fact or circumstance which they reasonably believe would be the basis for any such litigation, proceeding or investigation. Neither ARS nor Sellers are in violation of or in default with respect to any judgment, order, award, writ, injunction, decree or rule of any court, governmental authority or any regulation of any administrative agency or governmental authority, where such violation or default would have a Material Adverse Effect or would adversely affect the consummation of the transactions contemplated hereby.

         2.22. TAX RETURNS. ARS has prepared and filed with the appropriate federal, state and local governmental agencies all tax returns required to be filed, and has paid all assessments shown to be due and claims to be due thereon. No claim for the assessment or collection of taxes has been asserted against ARS by any federal, state or local governmental authority. To the knowledge of the Sellers, the federal income tax returns of ARS are not being audited by the Internal Revenue Service, and ARS has not received notice of any such audit. The Sellers know of (i) no tax returns or reports which are required to be filed by ARS which have not been so filed and (ii) no unpaid assessments for any additional taxes of any fiscal period.

         2.23. BENEFIT PLANS. ARS maintains a Simplified Employee Pension ("SEP"), an employee benefit plan subject to the Employee Retirement Income Security Act of 1974. ARS makes annual contributions to the SEP, and it is current with respect to all such contributions.

         2.24. DISCLOSURE. No representation or warranty by Sellers in this Agreement or in any Exhibit or Schedule hereto, or in any certificate delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

3. WARRANTIES AND REPRESENTATIONS OF PURCHASER. The Purchaser warrants and represents to the Sellers as follows:

         3.1. AUTHORITY AND CAPACITY. The Purchaser has, and on the Closing Date will have, all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder, including, specifically, the delivery of the stock options and stock pursuant to Sections 1.2.4 and 1.2.5. This Agreement is a valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms, subject, however, to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and similar laws as now or hereafter are in effect or as to the application of equitable principles in any proceeding, legal or equitable.

         3.2. ORGANIZATION, GOOD STANDING, POWER, ETC. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own its properties and to carry on its business as the same is now being conducted.

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         3.3. EFFECTIVE AGREEMENT. The execution and performance of this
Agreement by the Purchaser and compliance with the provisions hereof do not and will not (i) violate, with or without the giving of notice and/or the passage of time, any provision of law applicable to the Purchaser, which violation could have a material adverse effect on the operations or financial condition of the Purchaser, or (ii) conflict with, or result in a material breach or termination of, or constitute a default under, or result in the creation of any material lien, charge or encumbrance upon any of the Purchaser's properties pursuant to any corporate charter, by-law, or any other material agreement or instrument to which the Purchaser is a party or by which it or any of its properties may be bound.

         3.4. INVESTMENT REPRESENTATION. The Purchaser understands and acknowledges that the Shares have not been, and on the Closing Date will not have been, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any applicable state securities law, and that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or commission. The Purchaser will be acquiring the Shares for its own account, for investment, and not with a view to, or for resale in connection with, a distribution thereof, in whole or in part. The Purchaser has made and will make such investigations of the financial statements, books, records and other documents and information concerning ARS as is deemed by the Purchaser to be necessary and appropriate in order to protect the Purchaser in connection with the transactions contemplated by this Agreement, it being understood, however, that no such investigation shall release the Sellers from any of their representations and warranties contained herein.

         3.5. GOOD FAITH ASSISTANCE. Purchaser will cause its officers, employees and agents to utilize reasonable efforts to assist ARS to secure the Revenues, including but not limited to, the additional sponsorship revenues through the period ending September 1, 1998; and, in furtherance thereof, will provide Sellers complete access to all books and records of ARS. Further, the Purchaser shall elect as the Board of Directors of ARS for the years 1998, 1999, and 2000, not more than five nor less than two directors, two of whom shall be Sellers U.E. Patrick and Roger Bailey. If either U.E. Patrick or Roger Bailey are unable to serve as a director, then a successor or successors shall be selected by the Sellers. If Purchaser wishes to elect three additional directors, these directors shall be the then acting Chairman of the Board of CART, plus a CART team owner and a person who is neither an employee, agent or advisor of CART. Failure of Purchaser to so utilize its reasonable efforts to assist ARS or to elect the nominees of Sellers to ARS Board shall relieve the Sellers from having to achieve any of the Revenues in order for the annual payment of the balance of the purchase price to be paid as set forth in Section
1.2.2 to the extent that the failure to achieve such revenues is attributable to Purchaser's failure to use such reasonable efforts.

4. COVENANTS OF THE SELLERS. The Sellers covenant and agree that:

         4.1. CONDUCT OF ARS'S BUSINESS.

                   4.1.1. Subject to the provision of 7.6, from and after the date of this Agreement until the Closing Date, the Sellers will cause ARS to:

                          A. carry on its business in the normal and ordinary course and consistent

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                                    with the manner in which the same was
                                    heretofore being conducted;

                          B. maintain and keep its properties in good condition and repair, reasonable wear and tear and damage due to casualty excepted;

                          C.        keep in force and effect insurance
                                    comparable in amount, scope and coverage to that which it presently maintains;

                          D. perform in all material respects all of its obligations and commitments; and

                          E. keep all of its material leases of real and personal property in force and effect.

                   4.1.2. From and after the date of this Agreement until the Closing Date, the Sellers will prohibit ARS from:

                          A. redeeming or repurchasing any outstanding shares of ARS's Stock;

                          B. issuing or agreeing to issue any additional shares of ARS's Stock or granting options or issuing warrants to acquire such shares;

                          C. making any commitments or contracts of any kind or nature, or incurring any obligations or liabilities, exceeding $25,000.00 in the aggregate, except in the ordinary course of business;

                          D. increasing any salaries being paid to any employees in excess of salaries being paid to them at the date hereof;

                          E.        making any loans to any officers or
                                    directors; or

                          F. discharging or satisfying any lien or encumbrance or paid any obligation or liability, fixed, accrued or contingent, except current liabilities reflected in its Audited Balance Sheet, and current liabilities incurred in the ordinary course of business subsequent to the date of the Audited Balance Sheet;

                          G. mortgaging, pledging or subjecting to lien, charge, security interest or to any other encumbrance any of its assets or properties;

                          H. transferring or leasing any of its assets or properties except in the ordinary course of business which adjustments would not have a Material Adverse Effect;

                          I. canceling or compromising any debt or claim, and other than adjustments made with respect to contracts for the purchase of supplies, the sale of products or the rendering of services in the ordinary course of business which adjustments would not have a Material Adverse Effect;

                          J.        waiving or releasing any rights;

                          K. transferring or granting any rights under any material concessions, leases,
                                    licenses,   agreements,   patents,
                                    inventions,   trademarks,   trade   names,
                                    copyrights, or with respect to know-how;

                          L. entering into any transaction other than in the ordinary course of business;

                          M.        suffering any material casualty loss;

                          N. declaring any dividend or making any distribution to its shareholders; or

                          O. entering into any transaction which would cause any of the Sellers' warranties and representations contained in this Agreement not to be true and correct in all material respects on and as of the Closing Date.

         4.2. ACCESS TO DOCUMENTS. From the date of this Agreement until the Closing Date, the Sellers will permit the Purchaser and its attorneys, accountants, appraisers and other representatives access at all reasonable times to the properties, files, books and records of ARS, as well as to all information relating to its operations, financial condition, properties, taxes, contracts and commitments.

         4.3. FURTHER ACTIONS. At the closing, the Sellers will, at the request of the Purchaser, execute and deliver to the Purchaser all such further assignments, endorsements and such other documents as the Purchaser may reasonably request in order to perfect the transfer, assignment and delivery to the Purchaser of the Shares owned by it.

         4.4. EXCLUSIVITY. Sellers grant to Purchaser the exclusive right to acquire the shares until June 30, 1998. Sellers shall not (i) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, ARS (including any acquisition structured as a merger, consolidation or share exchange) or (ii) participate in any discussions or negotiations regarding, furnishing any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Sellers will notify Purchaser immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

5. COVENANTS OF THE PURCHASER. The Purchaser covenants and agrees that:

         5.1. CONDUCT OF BUSINESS. The Purchaser will not take any action which would cause any of the Purchaser's warranties and representations contained in this Agreement not to be true and correct in all material respects on and as of the Closing Date.

         5.2. FURTHER ACTIONS. The Purchaser will, at the request of the Sellers, execute and deliver to the Sellers at the closing, all such further assignments, endorsements and such other documents as the Sellers may reasonably request in order to consummate the transactions contemplated by this Agreement.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject, at the Purchaser's option, to the satisfaction at or prior to the Closing Date of each of the following conditions:

         6.1. CORRECTNESS OF WARRANTIES AND REPRESENTATIONS. The warranties and representations of the Sellers contained in Section 2 of this Agreement shall be true and correct in all material respects on and as at the Closing Date, with the same force and effect as though the same had been made on and as of the Closing Date, and the Sellers shall have delivered to the Purchaser a certificate to such effect, signed by each of the Sellers, dated the Closing Date.

         6.2. COMPLIANCE WITH CONDITIONS. All of the terms, covenants and conditions of this Agreement required to be complied with and performed by the Sellers at or prior to the Closing Date shall have been duly complied with and performed in all material respects.

         6.3. OPINION OF COUNSEL FOR THE SELLERS. The Purchaser shall have received an opinion of Cox, Hodgman & Giarmarco, P.C., counsel for the Sellers, dated the Closing Date, in the form and to the effect set forth in Exhibit C annexed hereto.

         6.4. ABSENCE OF LEGAL PROCEEDINGS. No action or proceeding shall have been instituted or affirmatively threatened before a court or any other governmental body, or by any public authority or agency, seeking to restrict or prohibit the sale by the Sellers to the Purchaser of the Shares or the operation by the Purchaser of the business presently conducted by ARS.

         6.5. ABSENCE OF MATERIAL DAMAGE TO PROPERTY. Between the date of this Agreement and the Closing Date there shall not have occurred, (i) any casualty (irrespective of any insurance relating thereto) to any of ARS's properties or assets as a result of which the monetary amount of damage or destruction caused thereby aggregates twenty-five percent (25%) or more of the aggregate book value shown on ARS's books for all of its fixed assets.


         6.6. DELIVERY OF FINANCIAL STATEMENTS. The Purchaser shall have received from the Sellers, as and when prepared by ARS, the unaudited balance sheets of ARS as at each month end after December 31, 1997 and the related unaudited statements of operations and retained earnings of ARS for each such period then ended, including, in each case, the related notes and schedules thereto, which financial statements shall fairly present (and delivery of which shall constitute Sellers' representation that they do fairly present) ARS's financial position as at each such month end and its results of operations for each such period then ended, shall have been prepared in accordance with generally accepted accounting principles consistently applied, shall contain all adjustments which are necessary to a fair statement of the results for the interim periods presented.

         6.7. COVENANT NOT TO COMPETE. Sellers U.E. Patrick and Roger Bailey each shall have entered into a Covenant Not to Compete (the "COVENANT") with ARS, substantially in the form attached hereto as Exhibit D.

         6.8. DELIVERY OF RESIGNATIONS, MINUTE BOOKS, STOCK BOOKS. The Purchaser shall have received (i) the written resignation of the officers and directors (other than U.E. Patrick and Roger Bailey as Directors and Roger Bailey as President and Gary Donahoe as Vice President --as set forth in Sections 3.5 and 7.8) of ARS whose names are set forth in Exhibit E annexed hereto; (ii) all of ARS's corporate minute books, stock books, stock transfer ledgers and corporate seals; and (iii) such other items and documents of or relating to ARS as the Purchaser may reasonably request as are consistent with the purposes of this Agreement.

         6.9. CERTIFIED ResolUTIONS. The Purchaser shall have received from the Sellers certified copies of all resolutions adopted by the Board of Directors of the ARS necessary in order to authorize the purchase of the Shares pursuant to this Agreement.

         6.10. SECTION 338(H)(10) ELECTION. The parties agree that in connection with the sale of the Shares contemplated hereby, the parties shall cause an express election pursuant to Section 338(h)(10) of the Internal Revenue Code (a
SECTION 338 "ELECTION") to be made, and shall comply with the rules and regulations applicable to such Section 338 Election.

                   6.10.1 For purposes of executing a Section 338 Election, on or prior to the Closing Date, the Sellers and the Purchasers (and/or ARS as necessary) jointly shall execute four (4) copies (three [3] for the Purchaser and one [1] for the Sellers) of Internal Revenue Service Form 8023 (or any successor form) and all attachments required to be filed therewith pursuant to applicable Treasury regulations. The forms relating to the Section 338 Election for federal, state and local tax purposes hereinafter shall be referred to as the "FORMS". The Purchaser and the Sellers agree that the Forms shall be filed with the appropriate tax authorities not earlier than sixty (60) days before the latest date for the filing thereof. At least one hundred twenty (120) days prior to the latest date for the filing of such Form, the Sellers shall prepare and submit to the Purchaser any necessary corrections, amendments or supplements to such Form and the attachments thereto, as executed the Sellers and the Purchaser (and/or ARS as necessary) on or before the Closing Date. The Sellers shall not file any Form or the attachments thereto as corrected, amended or supplemented unless they shall have obtained the Purchaser's consent thereto, which consent shall not be unreasonably withheld. On or prior to the thirtieth (30th) day after the Purchaser's receipt of such corrections, amendments or supplements from the Sellers, the Purchaser shall deliver to the Sellers either (A) its consent to such filing or (B) a written notice specifying in reasonable detail all disputed items and the basis therefor. If, within thirty (30) days after Sellers' receipt of the written notice described in clause (B) above, the Sellers and the Purchaser have been unable to resolve their differences, any remaining disputed issues shall be submitted to a nationally recognized independent public accounting firm in the United States (other than a firm which then serves, has been selected to serve in the future, or has served within the past three [3] years as, the independent auditor for the Sellers or any of their affiliates) selected by the Sellers, and reasonably acceptable to the Purchaser, to resolve the disputed issues in a final, binding manner after hearing the views of both parties. In that event, the Sellers and the Purchaser shall execute and consent to the filing of the corrected, amended or supplemented Form in the manner determined by such accounting firm. In no event, however, shall the Forms be filed later than fifteen (15) days before they are due. The fees and expenses of the accounting firm shall be shared equally.

                   6.10.2 For purposes of making a Section 338 Election, Exhibit F shall set forth an allocation of the Purchaser's "ADJUSTED GROSSED-UP BASIS" in the Shares (within the meaning of the Treasury Regulations under Section 338 of the Internal Revenue Code) to the tangible and intangible assets of ARS as of the Closing Date (the "ALLOCATION"). The Allocation shall be binding upon the Purchaser and the Sellers for purposes of allocating the "DEEMED SELLING PRICE" (within the meaning of the Treasury Regulations) among the assets of ARS. Neither party shall file any tax return, or take a position with a tax authority, that is inconsistent with the Allocation.

         6.11 NO CHANGE. Since December 31, 1997, no change in the business, assets or financial condition of ARS shall have occurred which has or will have a Material Adverse Effect.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject, at Sellers' option, to the satisfaction at or prior to the Closing Date of each of the following conditions:

         7.1. CORRECTNESS OF WARRANTIES AND REPRESENTATIONS. The warranties and representations of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects on and as at the Closing Date, with the same force and effect as though the same had been made on and as of the Closing Date, and the Purchaser shall have delivered to the Sellers a certificate to such effect, signed by an authorized officer of the Purchaser, dated the Closing Date.

         7.2. COMPLIANCE WITH CONDITIONS. All of the terms, conditions and covenants of this Agreement required to be complied with and performed by the Purchaser on or prior to the Closing Date shall have been duly complied with and performed in all material respects.

         7.3. OPINION OF COUNSEL FOR THE PURCHASER. Sellers shall have received an opinion of Butzel Long, counsel for the Purchaser, dated the Closing Date, in the form and to the effect set forth in Exhibit G annexed hereto.


         7.4. ABSENCE OF LEGAL PROCEEDINGS. No action or proceeding shall have been instituted or affirmatively threatened before a court or any other governmental body, or by any public authority or agency, seeking to restrict or prohibit the sale by Sellers to the Purchaser of the Shares or the operation by the Purchaser of the business presently conducted by ARS.

         7.5. CERTIFIED RESOLUTIONS. The Sellers shall have received from the Purchaser certified copies of all resolutions adopted by the Board of Directors of the Purchaser necessary in order to authorize the purchase of the Shares pursuant to this Agreement.

         7.6. DISTRIBUTIONS PRIOR TO CLOSING. Anything to the contrary notwithstanding, the parties agree that, prior to the Closing, ARS shall distribute to its shareholders on February 28, 1998, by way of dividends or otherwise, all cash, accounts receivable (subject to all accounts payable), its entire interest in the LLC, and the partnership interests with respect to the real estate located in Melbourne, Florida. The cash distributed shall be adjusted to reflect any obligations that ARS may have with respect to engine deposits, unearned income related to 1998 and beyond, or other matters recorded on ARS's financial statements which reflect future obligations of ARS, all of which shall be accounted for in accordance with past practices. In the event that the distribution of cash is less than or greater than the amount as finally determined by ARS's accountants, ARS or the Sellers, as the case may be, shall correct such error by ARS distributing to Sellers or Sellers returning to ARS in cash the amount so determined within thirty (30) days after the Closing. In addition to the distributions described in this Section 7.6, in the event that the Savannah Racetrack of Savannah, Georgia, or the trustee in bankruptcy for said Track makes a distribution for unpaid sanction fees for the 1997 race to CART and ARS, then fifty percent (50%) of such distribution shall be paid immediately to the Sellers and shall be accounted for as if such amount were an Account Receivable as set forth herein and distributed on February 28, 1998.

         7.7 ACCOUNTS RECEIVABLE. With respect to the Accounts Receivable being distributed to Sellers as referred to in Section 7.6 (the "Assigned Accounts"), all receipts from each of said accounts, however obtained, including but not limited to the withholding of monies due such accounts by ARS, shall be deemed to be a payment on the Assigned Account until all such accounts have been paid in full, regardless of the intent of the obligor for such account. Such amounts so collected shall be immediately paid to Sellers.

         7.8. EMPLOYMENT CONTRACT. Purchaser shall have entered into an Amendment to the Employment Contract of Roger Bailey in the form attached hereto as Exhibit H.

8. SIMULTANEOUS CLOSING. Purchaser has entered into an agreement to purchase the assets of BP immediately after the Closing contemplated by this Agreement. In the event that for any reason whatsoever Purchaser does not purchase the assets of BP contemporaneous with the Closing of this transaction pursuant to the terms of the Asset Purchase Agreement attached hereto as Exhibit K, then this transaction shall be null and void and of no force or effect and all of the transfers and other actions taken pursuant to this Agreement shall be rescinded and the parties shall be returned to their same status as existed immediately prior to the Closing pursuant to this Agreement and the transactions contemplated to sell and purchase as evidenced hereunder shall be cancelled and of no further force or effect.

9.       THE CLOSING

         9.1. CLOSING AND CLOSING DATE. The closing hereunder (herein referred to as the "CLOSING") shall take place at a mutually convenient location and at a mutually convenient time simultaneously with the closing of the initial public offering of CART's common stock, provided that all conditions to the obligations of the Purchaser and of the Sellers set forth, respectively, in Sections 6 and 7 hereof shall have been satisfied or waived. The date of the Closing is referred to in this Agreement as the "CLOSING DATE". Notwithstanding any other provision of this Agreement, if the Closing fails to occur by June 30, 1998, then, in such event, Purchaser or Sellers, in addition to any other rights they may have, shall have the right, exercisable by written notice, to terminate this Agreement, such termination to be effective upon the date set forth in such notice; provided, however, that nothing contained in this Section 9.1 shall affect or impair any rights or obligations arising prior to or at the time of termination of this Agreement, or that may arise by an event causing the termination of this Agreement.

         9.2.      PROCEEDINGS AT CLOSING.

                   9.2.1. All proceedings taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor documents executed or delivered until all have been taken, executed and delivered.

                   9.2.2. At the Closing, the Sellers shall deliver or cause to be delivered to the

                   Purchaser the following:

                          A. Share certificates evidencing the Shares, duly endorsed or accompanied by appropriate stock transfer powers duly executed;

                          B. The certificate referred to in Section 6.1 hereof;

                          C. The opinion of counsel for the Sellers referred to in Section 6.3 hereof;

                          D. The list of Sellers with the number of options for each Seller and the purchase price for the shares which any Seller has elected to purchase pursuant to Sections
                                    1.2.4 and 1.2.5, respectively;

                          E. A duly executed Option Agreement from each Seller to whom options are to be granted as referred to in Section 1.2.4;

                          F. The Covenant Not to Compete duly executed by U.E. Patrick as referred to in Section 6.7;


                           G. The Covenant Not to Compete duly executed by Roger Bailey as referred to in Section 6.7; and

                           H. The executed Amendment to Employment Agreement of Roger Bailey.

                   9.2.3. At the Closing, the Purchaser shall deliver or cause to be delivered to the Sellers the following:

                           A. The Purchase Price, in the form of the Purchaser's certified checks in the amounts and to the respective Sellers as set forth on Exhibit A.

                           B. The certificate referred to in Section 7.1 hereof;

                           C. The opinion of counsel for the Purchaser referred to in Section 7.3;

                           D.       The certified resolutions referred to in
                                    Section 7.5 hereof;

                           E. A duly executed Option Agreement to each Seller to whom options are to be granted as referred to in Section 1.2.4 hereof and the stock to be purchased as referred to in
                                    Section 1.2.5 hereof; and

                           F. The executed Amendment to the Employment Contract with Roger Bailey.

10.      INDEMNIFICATION.

         10.1 INDEMNIFICATION OF PURCHASER BY SELLERS. The Sellers covenant and agree that they will indemnify and hold the Purchaser and its officers, directors, employees and agents harmless from and against any and all losses, damages, liabilities, obligations, and reasonable costs and expenses incurred or sustained by the Purchaser by reason or arising out of any material breach of any warranty, representation, covenant, agreement or obligation of the Sellers contained in this Agreement, including, but not limited to, any claim by any taxing authority with respect to taxes (including penalties and interest) due through the close of business the day prior to the Closing Date for which adequate provisions for such taxes referred to in Sections 2.8 and 2.22 had not been made.

         10.2 INDEMNIFICATION OF SELLERS BY PURCHASER. The Purchaser covenants and agrees that it will indemnify and hold the Sellers harmless from and against any and all losses, damages, liabilities, obligations, and reasonable costs and expenses incurred or sustained by the Sellers by reason or arising out of any material breach of any warranty, representation, covenant, agreement or obligation of the Purchaser contained in this Agreement.


         10.3 CLAIMS FOR INDEMNITY. Promptly upon notice of any claim, suit or demand which any person entitled to indemnity hereunder (the "INDEMNITEE") believes will give rise to indemnity by the Sellers or the Purchaser, as the case may be (the "INDEMNITOR"), under Sections 10.1 or 10.2, the Indemnitee shall give the Indemnitor written notice thereof, and the Indemnitor shall defend against any such claim, suit or demand, in its name or in the name of the Indemnitee, as the case may be, at the Indemnitor's expense and with counsel of its own choice at its own expense. The Indemnitor shall have no obligation or liability to indemnify with respect to, or in connection with, any claim, suit or demand which shall be paid, settled or compromised by the Indemnitee without the prior written consent of the Indemnitor. No right or remedy conferred in this Section 10.3 is intended to be exclusive of any other right or remedy available, now or hereafter, at law or in equity or otherwise, to the parties hereto.

         10.4 RIGHT TO OFFSET. To the extent that the Purchaser has suffered any loss or losses, damages, liabilities or obligations by reason of any breach of any warranty, representation, covenant, agreement or obligation of the Sellers contained in this Agreement, the Purchaser shall have the right to offset any such amounts against any amounts due and owing Sellers.

11. ARBITRATION. In the event of any dispute among CART, ARS and Sellers under this Agreement which they are unable to resolve, including but not limited to whether the criteria as set forth in Section 1.2.2. has been met, or whether the requirements as set forth in Section 3.5 have been met, the dispute shall be submitted to arbitration at the request of any party. The party requesting arbitration shall so notify the other party(ies) in writing and shall specify the question or questions to be arbitrated. Within ten (10) days after receipt of such notification, CART or ARS shall select one arbitrator and Sellers shall select one arbitrator and each shall give the name and address thereof to the other party. The two arbitrators shall select a third disinterested arbitrator to complete a panel consisting of three arbitrators. In the event one party fails to select an arbitrator within the required time period, the arbitrator who has been selected may select one disinterested arbitrator and the two arbitrators may proceed to resolve the dispute. Within ten (10) days of the selection of the second arbitrator, or third arbitrator, as the case may be, the panel of arbitrators shall schedule a hearing on the disputed issues to be held within thirty (30) days after the selection of the final arbitrators. The arbitrators shall render their written decision within thirty (30) days of the last day of the hearing. The decision of a majority of the arbitrators shall be final and conclusive on all parties. Such decision shall be entered as a final judgement in a court of competent jurisdiction and shall be a final, nonappealable order. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association except as specified herein. The arbitration shall take place in Troy, Michigan or such other location as the parties may agree. The arbitrator shall substantially comply with the Michigan rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; and shall conduct a pretrial conference and consider dispositive motions. Each party shall have the right to request the arbitrator to make findings of specific factual issues. The arbitrator shall decide all issues and disputes in conformity with applicable law and shall have no authority to alter the terms of this Agreement. Each party shall cooperate with the arbitrator to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrator to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. If the arbitrator determines that a party has failed to act in good faith or with a reasonable basis in connection with the dispute, the arbitrator shall be entitled to award, against the party so acting, the fees and expenses of the arbitration and the costs and expenses incurred by the other party in connection with the arbitration, included but not limited to reasonable attorneys' fees. In the absence of such a finding, the fees and expenses of the arbitration shall be borne equally by Purchaser and Sellers (except that each party shall be solely responsible for the fees and expenses of its counsel and other professionals and experts retained by it).

12. MISCELLANEOUS.

         12.1. ANNOUNCEMENTS. All announcements relating to the transactions contemplated hereby shall be mutually approved by, and shall not be released except with the mutual consent of the parties thereto, except where immediate disclosure, in the opinion of counsel for the party concerned, is required by law.

         12.2. BROKERAGE. The Sellers warrant and represent to the Purchaser that they have not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby. The Sellers covenant and agree to indemnify and hold the Purchaser harmless from and against any such obligation or liability (and any reasonable expense or expenses incurred in investigating or defending the same, including counsel fees) based in any way on any agreements, arrangements or understandings claimed to have been made by the Sellers with any third party. The Purchaser warrants and represents to the Sellers that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby. The Purchaser covenants and agrees to indemnify and hold the Sellers harmless from and against any such obligation or liability (and any reasonable expense or expenses incurred in investigating or defending the same, including counsel fees) based in any way on any agreements, arrangements or understandings claimed to have been made by the Purchaser with any third party.

         12.3. SURVIVAL OF WARRANTIES AND REPRESENTATIONS. Each party hereto covenants and agrees that its warranties and representations contained in this Agreement and in any document delivered or to be delivered pursuant hereto shall survive the Closing Date hereunder until December 31, 2000.

         12.4. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its counsel, accountants, other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement.

         12.5. NOTICES. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:


                   (a)     If to the Seller, to:     U.E. Patrick
                                                     Patrick Exploration Company
                                                     301 W. Michigan Ave.
                                                     P.O. Box 747
                                                     Jackson, MI   49204-0747

                           with a copy to:           Basil M. Briggs, Esq.
                                                     Cox, Hodgman & Giarmarco,
                                                     P.C. - Suite 500
                                                     201 West Big Beaver Road
                                                     Troy, MI   48084-4160

                   (b)     If to the Purchaser, to:  Championship Auto Racing
                                                     Teams, Inc.
                                                     755 W. Big Beaver Road,
                                                     Suite 800
                                                     Troy, MI  48084-4160

                           with a copy to:           Jack Bjerke, Esq.

                                                      Capital Square, Suite 1800
                                                      65 East State Street
                                                      Columbus, OH   43215-4294

                        with a copy to:               Justin. G. Klimko, Esquire
                                                      Butzel Long
                                                      150 W. Jefferson, Ste. 900
                                                      Detroit, MI 48226-4430

or to such other address as either the Sellers or the Purchaser shall have specified by notice in writing to the other.

         12.6. WAIVERS. Either the Sellers or the Purchaser may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in this Agreement or in any document delivered pursuant hereto by the other; (c) waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and (d) waive or modify performance of any of the obligations of the other hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

         12.7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

         12.8. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities.


         12.9. FULFILLMENT OF CONDITIONS. The parties hereby covenant and agree to use their reasonable efforts to fulfill all of the terms and conditions contained in this Agreement, and to take such action as may be reasonably required to obtain all necessary consents, permits, authorizations and approvals of third parties which are conditions of this Agreement.

         12.10. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to choice of law provisions which would require the application of the laws of any other jurisdiction.

         12.11. HEADINGS. Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         12.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the Sellers have caused this Agreement to be duly executed in each of their names, and the Purchaser has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

Witnesses:

/s/ BASIL M. BRIGGS
--------------------------------      /s/ U.E. PATRICK
                                      ------------------------------
/s/ JUSTIN G. KLIMKO                  U.E. PATRICK
--------------------------------

/s/ BASIL M. BRIGGS
--------------------------------      /s/ STEVEN E. PATRICK
                                      ------------------------------
/s/ JUSTIN G. KLIMKO                  STEVEN E. PATRICK
--------------------------------

/s/ BASIL M. BRIGGS
--------------------------------      /s/ MARK A. PATRICK
                                      ------------------------------
/s/ JUSTIN G. KLIMKO                  MARK A. PATRICK
--------------------------------

/s/ BASIL M. BRIGGS
--------------------------------      /s/ RICK L. PATRICK
                                      ------------------------------
/s/ JUSTIN G. KLIMKO                  RICK L. PATRICK
--------------------------------

/s/ BASIL M. BRIGGS
--------------------------------      /s/ SHERRY PATRICK-BURKE
                                      ------------------------------
/s/ JUSTIN G. KLIMKO                  SHERRY PATRICK-BURKE
--------------------------------

/s/ BASIL M. BRIGGS
--------------------------------      /s/ ROGER BAILEY
                                      ------------------------------
/s/ JUSTIN G. KLIMKO                  ROGER BAILEY
--------------------------------
                                                                    "SELLERS"


                                      CHAMPIONSHIP AUTO RACING

                                   TEAMS, INC., a Delaware corporation

-------------------------------        /s/ Andrew Craig
                                   By: -----------------------------
                                        Chairman and CEO
                                   Its: ----------------------------
-------------------------------
                                                                    "PURCHASER"

EXHIBITS:

A -      List showing owners of record (Sellers) of ARS Stock
B -      Disclosure Schedule - Documents
C -      Opinion of counsel to Sellers - Cox, Hodgman & Giarmarco, P.C.
D -      Covenant not to Compete - U.E. Patrick and Roger Bailey
E -      List of Officers and Directors of the Corporation
F -      Section 338 Allocation
G -      Opinion of counsel to Purchaser - Butzel Long
H -      Amendment of Employment Contract with Roger Bailey
I -      Asset Purchase Agreement - CART / BP

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT ("Agreement") is made this ___ day of March, 1998, between CHAMPIONSHIP AUTO RACING TEAMS, INC., a Delaware corporation ("CART" or the "PURCHASER"), and BP AUTOMOTIVE, LTD., a Michigan corporation ("SELLER").

 WITNESSETH: Seller is in the business of selling racing
wheels and related products (the "Business"); CART has filed a Registration Statement with the Securities and Exchange Commission for the purpose of having an initial public offering of its common stock ("IPO"); and in conjunction therewith, CART desires to purchase the Business and certain assets from Seller upon the terms and subject to the conditions hereinafter set forth; NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and agreements and warranties contained, the parties agree as
follows: 1        PURCHASE AND SALE OF ACQUIRED ASSETS 1.1 Purchase and Sale.
Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Purchaser and Purchaser agrees to purchase at the Closing, all the acquired assets free and clear of all liens, liabilities or obligations.

1.2 Acquired Assets. The term "ACQUIRED ASSETS" means all the assets, properties, goodwill and rights owned by Seller on the Closing Date and used or usable in connection with the operation of the Business, of whatever kind and nature, real or personal, tangible or intangible, other than the Excluded Assets (as defined in Section 1.4), including, but not limited to the following:

                  (a) all machinery, equipment, tools, dies, jigs, patterns, trade fixtures, molds, spare parts, vehicles, furniture, designs, drawings and supplies;

                  (b) all rights in, to and under all leases of tools, furniture, machinery, supplies, vehicles, equipment and other items of personal property listed on Exhibit A attached hereto;

                  (c) all of Seller's right, title and interest in and to the Agreement between Lola Cars and American Racing Series, Inc., a Michigan corporation ("ARS"), attached hereto as Exhibit B;

                  (d) all real property, leasehold and other interests in real property of Seller, in each case together with all buildings, improvements, fixtures and all appurtenances thereto;

                  (e) all right, title and interest of Seller in, to and under the following, which shall be referred to herein collectively as the "INTELLECTUAL PROPERTY RIGHTS";

                           (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

                           (ii) all trademarks, service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

                           (iii) all copyrightable works, all copyrights, all mask works, and all applications, registrations, and renewals in connection therewith;

                           (iv) all trade secrets and confidential business information (including ideas, research and development, technology, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); and

                           (v) all other proprietary rights, all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and all license agreements (as licensee or licensor) relating to any of the foregoing;


                  (f) to the extent legally assignable, all right, title and interest of Seller in, to and under all franchises, licenses, permits, orders, certificates, approvals and other governmental authorizations which are necessary to own or lease and operate the Acquired Assets and to conduct the Business as it has been conducted by Seller ("PERMITS");

                  (g) all right, title and interest of Seller in, to and under all contracts, agreements, including but not limited to purchase orders, customer orders and work orders (the "Contracts");

                  (h) all computer programs, including but not limited to the Peer-to-Peer Network, and a copy of the source code and object code of all such programs, together with all additions, modifications, updates, and enhancements thereto; all design specifications including, but not limited to, program descriptions, system flow charts, file layouts, report layouts, screen layouts, and all other computer program documentation; and all user's manuals, training manuals, sales literature, and other system and operations documentation relating to such computer programs;

                  (i) all rights, claims, causes of action and chooses in action against third parties (including, but not limited to, rights against suppliers under warranties covering any inventory, machinery or equipment) existing on the Closing Date, the benefits of which have been assumed by or assigned to Purchaser pursuant to this Agreement;

                  (j) all books and records relating to the Business, including, but not limited to, financial, accounting and personnel records, property records, production records, engineering records, environmental compliance records, files, invoices, customer lists and records, supplier lists and records and other data owned or used by Seller relating to the Acquired Assets described in subparagraphs (a) through (j) of this Section 1.2; and

                  (k) all other tangible and intangible assets of Seller relating to the Business, whether or not carried at value or listed on the books and records of Seller, and whether or not in the possession of Seller or others.

1.3 Transfer of Title to Acquired Assets. The sale, assignment, conveyance, transfer and delivery by Seller of the Acquired Assets shall be made at the Closing by such bills of sale, assignments, licenses, endorsements and other appropriate instruments of transfer as shall be necessary to vest in Purchaser, as of the Closing Date, good and marketable title to the Acquired Assets, free and clear of all liens.

1.4      Excluded Assets.  The term "EXCLUDED ASSETS" means:

                  (a) minute books, stock records, tax returns, financial statements and similar corporate records of Seller;

                  (b) the rights of Seller to any of Seller's claims for any federal, state, local or foreign tax refunds; and

                  (c) cash, cash equivalents and accounts receivable of Seller;


                  (d)      Note Receivable from Ted Wayman to Seller;

                  (e)      other Notes Receivable (if any) of Seller;

                  (f)      Accounts Payable (if any); and

                  (g)      the corporate name, "BP Automotive Ltd.".

         1.5 ACCOUNTS RECEIVABLE. With respect to the Accounts Receivable being Excluded Assets and retained by Seller as referred to in Section 1.4(c), (the "Assigned Accounts"), all receipts from each of said accounts, however obtained, including but not limited to the withholding of monies due such accounts by Seller, shall be deemed to be a payment on the Assigned Account until all such accounts have been paid in full, regardless of the intent of the obligor for such account. Such amounts so collected shall be immediately paid to Seller. Notwithstanding the foregoing, Buyer shall have no obligation to collect or pursue the collection of Accounts Receivable retained by Seller.

         1.6 CERTAIN LIABILITIES ASSUMED. Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume and agree to pay, perform and discharge all obligations and liabilities of Seller under the contracts and agreements which are to be acquired by Purchaser pursuant to the provisions of this Agreement, and with respect to which Purchaser succeeds to the rights of Seller thereunder, to the extent that such obligations and liabilities accrue from and after the Closing Date (the "Assumed Liabilities").

         1.7 LIABILITIES NOT ASSUMED. Purchaser shall not assume and shall not be responsible to pay, perform or discharge any other obligations, liabilities, contracts or commitments of Seller of any kind or nature whatsoever.

         1.8 PURCHASE PRICE. Purchaser shall pay to Seller at Closing a purchase price, (the "PURCHASE PRICE") for all the Acquired Assets an amount equal to the following:

                  1.8.1 CASH PURCHASE PRICE. $1,500,000 which shall be paid at Closing; plus

                  1.8.2 EARN OUT PURCHASE PRICE. An aggregate of $300,000 in three (3) equal annual payments each year for three (3) years on the anniversary of the Closing, if and only if Purchaser shall achieve revenues equal to or exceeding $401,300.00 (the "REVENUES") in 1998 and 1999, from wheel sales and parts and chassis commissions, and $51,300.00 for year 2000 from wheel sales, (net of cost of goods sold). Included in the revenues from wheel sales shall be the revenues (net of cost of goods sold) from the sales of the 1993-20 Lola wheels. Further, the earn out shall require total Revenues as set forth in Sections 1.2.2.1. through 1.2.2.5. of the Stock Purchase Agreement (Exhibit G) produced by both Seller and ARS of $3,943,800 for the years 1998-1999 and $573,800 in the year 2000.

                  1.8.3 SHORTFALL AND MAKE UP. In the event that there is a shortfall in 1998 and/or 1999 in the Revenues, the annual payments by CART will be reduced dollar for dollar (to not less than $0) by the shortfall for that year, provided, however, if such shortfall is subsequently made up in 1999 or 2000, the payment not made to the Seller the prior year shall be paid to it in the subsequent year on a dollar-for-dollar basis to the extent made up.

                  1.8.4 CART LONG TERM STOCK OPTION. James McGee ("MCGEE"), a Shareholder of Seller, shall be granted options to purchase 2,117 shares of the common stock of CART at a per-share price equal to the price offered to the public in the IPO if, and only if, 1998 Revenues equal or exceed the amounts specified in Section 1.8.2. Any shortfall for 1998 may be made up by the Seller and/or McGee rendering a cash contribution to CART for the amount of the shortfall within 30 days after written determination of such shortfall has been delivered to the Seller. Upon rendering such payment, the McGee shall be qualified for the said stock options. These options shall vest one year after the closing of the IPO and they may be exercised at any time within five (5) years after they vest. Shares issuable upon exercise of the option will not be registered under the Securities Act of 1933 or any state securities laws and will constitute restricted securities within the meaning of Rule 144 under the Securities Act.

                  1.8.5 CART STOCK PURCHASE. McGee shall subscribe for 2500 shares of CART's common stock at a per-share price equal to the price offered to the public in the IPO. The stock shall be fully registered and listed in connection with CART's IPO at the Closing. McGee shall pay for such stock, in cash, at the Closing, on the Closing Date and shall acknowledge that he has received a copy of the current final prospectus for the IPO. McGee has not made, and will not make, any commitment to purchase such shares until such time as the registration statement for the CART IPO has become effective.

                  1.8.6 ALLOCATION. The Purchase Price shall be allocated among the Acquired Assets as set forth on Exhibit C. The Purchase Price shall be allocated to the Assets (other than Goodwill) in an amount equal to their net book value as carried on Seller's balance sheet and the balance of the Purchase Price shall be allocated to Goodwill. Seller and Purchaser each hereby covenant and agree that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.8.6.

2 WARRANTIES AND REPRESENTATIONS OF THE SELLER. Seller warrants and represents to Purchaser as follows:

2.1 Authority and Capacity. Seller has, and on the Closing Date will have, all requisite power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, however, to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and similar laws as now or hereafter are in effect or as to the application of equitable principles in any proceeding, legal or equitable.

2.2 Authorization. The execution and delivery of this Agreement and all other agreements, documents and instruments provided for herein by Seller, and the consummation of all transactions contemplated hereby and thereby, has been duly authorized by all requisite corporate action of Seller (including approval by Seller's shareholders in accordance with applicable law and the provisions of Seller's Articles of Incorporation and Bylaws).

2.3 Title to the Acquired Assets. Seller has good and marketable title to all of the Acquired Assets free and clear of all Liens of any nature whatsoever, except as set forth on the Disclosure Schedule attached hereto as Exhibit D. The Acquired Assets include all the assets and properties which are necessary to conduct the Business as presently conducted, and to perform all of the contracts, leases, agreements, commitments, purchase orders, work orders, customer orders, and other arrangements of Seller. The tools, machinery and equipment included in the assets of Seller are in good operating condition and are sufficient to enable Buyer to operate the Business as presently conducted.

2.4 Organization, Good Standing and Power. Seller is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Michigan and has the corporate power and authority to own its properties, to carry on its business as the same is now being conducted and to execute and deliver this Agreement and perform its obligations hereunder. Seller is not required to qualify as a foreign corporation under the laws of any jurisdiction.

2.5 No Subsidiaries. Seller does not directly or indirectly own any interest in or control any other corporation, partnership, limited partnership, limited liability company, joint venture or other entity.

2.6 Effective Agreement. The execution and performance of this Agreement by the Seller and compliance with the provisions hereof do not and will not (i) violate, with or without the giving of notice and/or the passage of time, any provision of law applicable to the Seller, which such violation could have a Material Adverse Effect on the Business or the operations or financial condition of Seller, or (ii) conflict with, or result in a breach or termination of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Acquired Assets pursuant to any corporate charter, by-law, or any other agreement or instrument to which the Seller is a party or by which it or any of its properties may be bound, the result of which could have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other like changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of a Material Adverse Effect, is or is reasonably likely to be materially adverse to the Acquired Assets, business, financial condition or results of operations of Seller, or the ability of Seller to perform its obligations under this Agreement, or the ability of Buyer to operate the acquired assets and the business in the manner heretofore operated by Seller.

2.7 Absence of Defaults. Seller is not in default under any of the contracts or any other contract, agreement, lease or document to which it or any of its properties is bound, and no event exists with respect thereto which, with or without the giving of notice and/or the passage of time, would constitute a default or would reasonably be expected to have a Material Adverse Effect. Except as set forth on in the Disclosure Schedule, each of the Contracts is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by principles of equity (whether considered in a proceeding at law or in equity) and Seller has no knowledge that any Contract is not a valid and binding agreement of the other parties thereto. Seller has fulfilled all material obligations required under each Contract to have been performed by it prior to the date hereof, and Seller has no reason to believe that Purchaser will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the Closing Date. Except as set forth on the Disclosure Schedule, the continuation, validity and effectiveness of each Contract would not be affected by the transfer thereof to Purchaser under this Agreement and all such Contracts are assignable to Purchaser without the consent of any other party.

2.8 Financial Statements. The Seller has delivered to the Purchaser copies of its audited balance sheet as at December 31, 1997 (the "AUDITED BALANCE SHEET") and its related statement of operations and retained earnings for the year then ended (the "AUDITED INCOME STATEMENT"), including in each case the related notes and schedules thereto, if any. The Audited Balance Sheet and Audited Income Statement fairly present Seller's financial position at December 31, 1997 and results of operations for period indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied and contain all adjustments which are necessary to a fair statement of the results for the period covered. Except as set forth on the Disclosure Schedule, since December 31, 1997, there has been no change (not including world events or general economic conditions) which has had a Material Adverse Effect. Seller has no knowledge of any existing or threatened occurrence, event or development which it believes will have a Material Adverse Effect.

2.9 Absence of Undisclosed Liabilities. Except to the extent shown or provided for in the Audited Balance Sheet at December 31, 1997, or disclosed in the Disclosure Schedule, Seller had no material obligations or liabilities of any kind, fixed, accrued or contingent, except obligations to perform after December 31, 1997 under open sales contracts, supply contracts, purchase orders and other commitments incurred in the ordinary course of business.

2.10     Absence of Certain Changes.

         (a) Except as otherwise disclosed in the Disclosure Schedule, since December 31, 1997, Seller has not:

                  (i) incurred any obligation or liability, fixed, accrued or contingent, except normal payroll obligations, and trade obligations incurred in the ordinary course of business;

                  (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, fixed, accrued or contingent, except current liabilities reflected in its Audited Balance Sheet, and current liabilities incurred in the ordinary course of business subsequent to the date of the Audited Balance Sheet;

                  (iii) mortgaged, pledged or subjected to lien, charge, security interest or to any other encumbrance any of its assets or properties;

                  (iv) transferred or leased any of its assets or properties except in the ordinary course of business;

                  (v) canceled or compromised any debt or claim, other than adjustments made with respect to contracts for the purchase of supplies, the sale of products or the rendering of services in the ordinary course of business which adjustments would not have a Material Adverse Effect;

                  (vi)     waived or released any rights;

                  (vii) transferred or granted any rights under any material concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, copyrights, or with respect to know-how;

                  (viii) made or entered into any employment contract with any officer or employee or paid any bonus or increased the compensation of any officer or employee;

                  (ix) entered into any transaction other than in the ordinary course of business;

                  (x)  suffered any material casualty loss; or

                  (xi) entered into any contract or commitment to make any material capital expenditure.

         (b) Since December 31, 1997, there has not occurred any event which could reasonably be expected to cause or result in a Material Adverse Effect.

2.11 Inventories. The inventories reflected on the Audited Balance Sheet were, and the inventories will be, on hand at the Closing Date and will be, as the case may be, acquired in the ordinary course of business at not more than market prices prevailing at the times of purchase and are usable in the normal operation of the business (except for the 1993-20 Lola Wheels).

2.12     Products Liability and Warranty Claims.   Except as set forth in the
Disclosure Schedule:

                  (a) Seller has not made any oral or written warranties with respect to the quality or absence of defects of its products or services which are in force as of the date of this Agreement;


                  (b) there are no liabilities of or claims against Seller and, to the knowledge of Seller, no liabilities or claims are threatened against Seller, with respect to any product liability (or similar claim) of Seller or product warranty (or similar claim) of Seller that relates to any product manufactured or sold by Seller;

                  (c) Seller has no knowledge of any facts or circumstances which might reasonably give rise to such liabilities or claims.

2.13 Compliance with Laws. Seller is not in violation of any applicable law, ordinance, regulation, order or requirement relating to its operations or its properties which would have a material adverse effect upon its assets, operations or financial condition.

2.14 Document List. The Disclosure Schedule includes a list of all material contracts, licenses, permits, approvals, and other agreements, to which Seller is a party (the "DOCUMENTS"). Complete copies of all such Documents have been delivered or made available to the Purchaser. Except only as to such Documents, Seller is not a party to or bound by any:

                  (a) written or oral contract not made in the ordinary course of business;

                  (b) contract which is not terminable by it without cost or liability to it or to its successors upon 30 days notice or less;

                  (c) collective bargaining agreement;

                  (d) bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase, hospitalization, insurance or other plan or arrangement providing for employee benefits;

                  (e) lease with respect to any property, real or personal, whether as lessor or lessee;

                  (f) dealers, manufacturers, representatives or distributors agreement which is not terminable by it without cost or liability to it or its successors on thirty (30) days notice or less;

                  (g) contract requiring material capital expenditures;

                  (h) material contract for the sale of goods or the rendering of services continuing for a period of more than 30 days from the date of this Agreement;

                  (i) contract for the purchase of supplies, materials or services for delivery over a period of more than 30 days from the date of this Agreement;

                  (j) contract or agreement of any kind continuing for a period of more than 3 months from the date of this Agreement;

                  (k) material governmental licenses, permits, approvals or orders; or

                  (l) loan agreements, indentures, mortgages or security agreements

2.15 Employees. The Disclosure Schedule contains a list setting forth the names of all employees of Seller, the current duties of such employees, the total compensation paid to such employees during 1997, the current salary paid to such employee and a description of existing compensation programs for various categories of employees.

2.16 Obligations to Employees. All obligations of Seller, whether arising by operation of law or by contract for payment to trusts or other funds or to any governmental agency, or to any individual employee or agent (or his heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit sharing, pension or retirement benefits, social security benefits, or similar obligations have been paid, or shall have been paid on or before the Closing Date, by Seller, except current amounts accrued but not yet due. All obligations of Seller, whether arising by operation of law, by contract or by past practice, for vacation and holiday pay, bonuses and other forms of compensation which are payable to employees or agents of Seller, have been paid, or shall have been paid, by Seller, on or before the Closing Date, except current amounts shown on the Disclosure Schedule which are accrued but not yet due.

2.17 Insurance List. The Disclosure Schedule contains a list and brief description of all policies of fire, extended coverage, business interruption, public and product liability and all other kinds of insurance held by Seller (the "INSURANCE LIST"). A copy of each such policy has been delivered or made available to the Purchaser. All such insurance policies are in full force and effect with all premiums due thereon paid in full (except those premiums which are paid on an installment basis and indicated as such on the Disclosure Statement). Seller has not received any notice or other communication from any issuer of the policies listed on the Insurance List canceling or materially amending any of such policy, materially increasing any deductibles or retained amounts thereunder or rejecting any claim under any policy and, to the knowledge of Seller, no such cancellation, amendment or increase of deductibles is threatened.

2.18  Real Property; Leases of Real Property.   There is no real property owned
      or leased by Seller.

2.19  Leases of Personal Property.   There are no leases of personal property.

2.20 Books and Records. The books and records of Seller are in all material respects complete and correct and have been maintained in accordance with sound business practices and the requirements of applicable law.

2.21 Litigation. There is no litigation, proceeding or investigation pending or, to the best knowledge of Seller, threatened by or against Seller or its properties or business or the transactions contemplated by this Agreement, nor is Seller aware of any fact or circumstance which they reasonably believe would be the basis for any such litigation, proceeding or investigation. Seller is not in violation of or in default with respect to any judgment, order, award, writ, injunction, decree or rule of any court, governmental authority or any regulation of any administrative agency or governmental authority, where such violation or default would have a Material Adverse Effect or would adversely affect the consummation of the transactions contemplated hereby.

2.22 Tax Returns. Seller has prepared and filed with the appropriate federal, state and local governmental agencies all tax returns required to be filed, and has paid all assessments shown to be due and claims to be due thereon. No claim for the assessment or collection of taxes has been asserted against Seller by any federal, state or local governmental authority. To the knowledge of Seller, the federal income tax returns of Seller are not being audited by the Internal Revenue Service, and Seller has not received notice of any such audit. The Seller knows of (i) no tax returns or reports which are required to be filed by Seller which have not been so filed and (ii) no unpaid assessments for any additional taxes of any fiscal period.

2.23 Benefit Plans. Seller does not maintain an employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

2.24 Disclosure. No representation or warranty by Seller in this Agreement or in any Exhibit or Schedule hereto, or in any certificate delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

3 WARRANTIES AND REPRESENTATIONS OF PURCHASER. The Purchaser warrants and represents to the Seller as follows:

3.1 Authority and Capacity. The Purchaser has, and on the Closing Date will have, all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder, including, specifically, the delivery of the stock options and stock pursuant to Sections 1.8.4 and 1.8.5. This Agreement is a valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms, subject, however, to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and similar laws as now or hereafter are in effect or as to the application of equitable principles in any proceeding, legal or equitable.

3.2 Organization, Good Standing, Power, Etc. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own its properties and to carry on its business as the same is now being conducted.


3.3 Effective Agreement. The execution and performance of this Agreement by the Purchaser and compliance with the provisions hereof do not and will not (i) violate, with or without the giving of notice and/or the passage of time, any provision of law applicable to the Purchaser, which such violation could have a material adverse effect on the operations or financial condition of the Purchaser, or (ii) conflict with, or result in a material breach or termination of, or constitute a default under, or result in the creation of any material lien, charge or encumbrance upon any of the Purchaser's properties pursuant to any corporate charter, by-law, or any other material agreement or instrument to which the Purchaser is a party or by which it or any of its properties may be bound.

3.4 Good Faith Assistance. Purchaser will cause its officers, employees and agents to utilize reasonable efforts to assist Seller to secure the Revenues, including but not limited to, the wheel sales and chassis commission revenues through the period ending December 31, 2000. In furtherance thereof, Seller, or its attorneys and/or representatives, shall be permitted access to the documents described in Section 4.2 through the period ending December 31, 2000. Failure of Purchaser to so utilize reasonable efforts to assist Seller shall relieve Seller from having to achieve any of the Revenues in order for the annual payment of the balance of the purchase price to be paid as set forth in Section 1.8.2 to the extent that the failure to achieve such revenues is attributable to Purchaser's failure to use such reasonable efforts.

4        COVENANTS OF THE SELLER.   The Seller covenants and agrees
that:

4.1      Conduct of Business.

4.1.1 From and after the date of this Agreement until the Closing Date, the Seller will:
                           (a) carry on its business in the normal and ordinary
                  course and consistent with the manner in which the same was heretofore being conducted;

                           (b) maintain and keep its properties in good
                  condition and repair, reasonable wear and tear and damage due to casualty excepted;

                           (c) keep in force and effect insurance comparable in
                  amount, scope and coverage to that which it presently maintains;

                           (d) perform in all material respects all of its
                  obligations and commitments; and

                           (e) keep all of its material leases of real and
                  personal property in force and effect.

4.1.2 From and after the date of this Agreement until the Closing Date, the Seller will not:

                           (a) incur any liability or obligation, fixed
                  contingent, accrued or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharge or satisfy any Lien or pay any liabilities, other than in the ordinary course of business consistent with past practice, or fail to pay or discharge when due any material liabilities (individually or in the aggregate), or fail to perform any material obligations (individually or in the aggregate);

                           (b) mortgage, pledge or subject any of its assets to
                  any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

                           (c) make or suffer any amendment or termination of
                  any material agreement, contract, commitment, lease or plan, or cancel, modify or waive any material debts or claims held by it or waive any rights material to the Business;

                           (d) sell or in any way transfer or otherwise dispose
                  of any of its assets or property except for sales of inventory and other transfers and dispositions in the ordinary course of business;

                           (e) suffer any casualty, damage, destruction or loss,
                  or any material interruption in use, of any material assets or properties, whether or not covered by insurance, or suffer any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                           (f) institute, settle, or agree to settle any
                  litigation, action, proceeding, or arbitration related to the Acquired Assets or the Business;

                           (g) make any commitments or contracts of any kind or
                  nature, or incur any obligations or liabilities exceeding $25,000.00 in the aggregate, except in the ordinary course of business;

                           (h) increase any salaries being paid to any employees
                  in excess of salaries being paid to them at the date hereof;

                           (i) make any loans to any officers or directors; or

                           (j) cancel or compromise any debt or claim, other
                  than adjustments made with respect to contracts for the purchase of supplies, the sale of products or the rendering of services in the ordinary course of business which adjustments would not have a Material Adverse Effect;

                           (k) transfer or grant any rights under any material
                  concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, copyrights, or with respect to know-how;

                           (l) enter into any transaction which would cause any
                  of the Seller's warranties and representations contained in this Agreement not to be true and correct in all material respects on and as of the Closing Date.


     4.2 Access to Documents. From the date of this Agreement until the Closing Date, the Seller will permit the Purchaser and its attorneys, accountants, appraisers and other representatives access at all reasonable times to the properties, files, books and records of Seller, as well as to all information relating to its operations, financial condition, properties, taxes, contracts and commitments.

     4.3 Bulk Sales Act. Purchaser waives compliance with the bulk sale provisions of the Michigan Uniform Commercial Code, MCLA 440.1101 et seq (the "Bulk Sales Law"). Seller agrees to pay when due all claims of creditors which could be asserted by reason of noncompliance with the Bulk Sales Law, and to the extent Purchaser may be held liable for any claims of Seller's creditors by reason of noncompliance with the Bulk Sales Law, Purchaser shall be indemnified against any such loss in accordance with Section 10.

     4.4 Further Actions. At the closing, the Seller will, at the request of the Purchaser, execute and deliver to the Purchaser all such further assignments, endorsements and such other documents as the Purchaser may reasonably request in order to perfect the transfer, assignment and delivery to the Purchaser of the Acquired Assets being sold hereunder.

     4.5 EXCLUSIVITY. Seller grants to Purchaser the exclusive right to acquire the Business and the Acquired Assets until June 30, 1998. Seller shall not (i) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, Seller (including any acquisition structured as a merger, consolidation or share exchange) or (ii) participate in any discussions or negotiations regarding, furnishing any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Seller will notify Purchaser immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

COVENANTS OF THE PURCHASER.  the Purchaser covenants and agrees that:

     5.1 Conduct of Business. The Purchaser will not take any action which would cause any of the Purchaser's warranties and representations contained in this Agreement not to be true and correct in all material respects on and as of the Closing Date.

     5.2 Further Actions. The Purchaser will, at the request of the Seller, execute and deliver to the Seller at the closing, all such further assignments, endorsements and such other documents as the Seller may reasonably request in order to consummate the transactions contemplated by this Agreement.

6 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject, at the Purchaser's option, to the satisfaction at or prior to the Closing Date of each of the following conditions:

6.1 Correctness of Warranties and Representations. The warranties and representations of the Seller contained in Section 2 of this Agreement shall be true and correct in all material respects on and as at the Closing Date, with the same force and effect as though the same had been made on and as of the Closing Date, and the Seller shall have delivered to the Purchaser a certificate to such effect, signed by an officer of the Seller, dated the Closing Date.

6.2 Compliance with Conditions. All of the terms, covenants and conditions of this Agreement required to be complied with and performed by the Seller at or prior to the Closing Date shall have been duly complied with and performed in all material respects.

6.3 Opinion of Counsel for the Seller. The Purchaser shall have received an opinion of Cox, Hodgman & Giarmarco, P.C., counsel for the Seller, dated the Closing Date, in the form and to the effect set forth in Exhibit E annexed hereto.

6.4 Absence of Legal Proceedings. No action or proceeding shall have been instituted or affirmatively threatened before a court or any other governmental body, or by any public authority or agency, seeking to restrict or prohibit the sale by the Seller to the Purchaser of the Acquired Assets or the operation by the

Purchaser of the business presently conducted by Seller.

6.5 Absence of Material Damage to Property. Between the date of this Agreement and the Closing Date there shall not have occurred, (i) any casualty (irrespective of any insurance relating thereto) to any of Seller's properties or assets as a result of which the monetary amount of damage or destruction caused thereby aggregates twenty-five percent (25%) or more of the aggregate book value shown on Seller's books for all of its fixed assets.

6.6 Delivery of Financial Statements. The Purchaser shall have received from the Seller, as and when prepared by Seller, the unaudited balance sheets of Seller as at each month end after December 31, 1997 and the related unaudited statements of operations and retained earnings of Seller for each such period then ended, including, in each case, the related notes and schedules thereto, which financial statements shall fairly present (and delivery of which shall constitute Seller's representation that they do fairly present) Seller's financial position as at each such month end and its results of operations for each such period then ended, shall have been prepared in accordance with generally accepted accounting principles consistently applied, shall contain all adjustments which are necessary to a fair statement of the results for the interim periods presented.

6.7 No Change. Since December 31, 1997, no change in the Business or the financial condition of the Business shall have occurred which has or will have a Material Adverse Effect. 6.8 Certified Resolutions. The Purchaser shall have received from the Seller certified copies of all resolutions adopted by the Board of Directors of the Seller necessary in order to authorize the purchase of the Acquired Assets pursuant to this Agreement.

7        CONDITIONS  PRECEDENT TO OBLIGATIONS OF THE SELLER.  The  obligations of the Seller to consummate the transactions contemplated by this Agreement are subject, at Seller's option, to the satisfaction at or prior to the Closing Date of each of the following conditions:

7.1 Correctness of Warranties and Representations. The warranties and representations of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects on and as at the Closing Date, with the same force and effect as though the same had been made on and as of the

Closing Date, and the Purchaser shall have delivered to the Seller a certificate to such effect, signed by an authorized officer of the Purchaser, dated the Closing Date.

7.2 Compliance With Conditions. All of the terms, conditions and covenants of this Agreement required to be complied with and performed by the Purchaser on or prior to the Closing Date shall have been duly complied with and performed in all material respects.

7.3 Opinion of Counsel for the Purchaser. Seller shall have received an opinion of Butzel Long, counsel for the Purchaser, dated the Closing Date, in the form and to the effect set forth in Exhibit F annexed hereto.

7.4 Absence of Legal Proceedings. No action or proceeding shall have been instituted or affirmatively threatened before a court or any other governmental body, or by any public authority or agency, seeking to restrict or prohibit the sale by Seller to the Purchaser of the Acquired Assets or the operation by the Purchaser of the business presently conducted by Seller.

7.5 Certified Resolutions. The Seller shall have received from the Purchaser certified copies of all resolutions adopted by the Board of Directors of the Purchaser necessary in order to authorize the purchase of the Acquired Assets pursuant to this Agreement.

8 SIMULTANEOUS CLOSING. Purchaser has entered into an agreement to purchase all outstanding shares of stock of ARS (the "Shares") immediately prior to the Closing contemplated by this Agreement. In the event that for any reason whatsoever Purchaser does not purchase the Shares contemporaneous with the Closing of this transaction pursuant to the terms of the Stock Purchase Agreement attached hereto as Exhibit G, then this transaction shall be null and void and of no force or effect and all of the transfers and other actions taken pursuant to this Agreement shall be rescinded and the parties shall be returned to their same status as existed immediately prior to the Closing pursuant to this Agreement and the transactions contemplated to sell and purchase as evidenced hereunder shall be cancelled and of no further force or effect.

9 THE CLOSING.

9.1 Closing and Closing Date. The closing hereunder (herein referred to as the "CLOSING") shall take place at a mutually convenient location and at a mutually convenient time simultaneously with the closing of the initial public offering of CART's common stock, provided that all conditions to the obligations of the Purchaser and of the Seller set forth, respectively, in Sections 6 and 7 hereof shall have been satisfied or waived. The date of the Closing is referred to in this Agreement as the "CLOSING DATE". Notwithstanding any other provision of this Agreement, if the Closing fails to occur by June 30, 1998, then, in such event, Purchaser or Seller, in addition to any other rights it may have, shall have the right, exercisable by written notice to the other, to terminate this Agreement, such termination to be effective upon the date set forth in such notice; provided, however, that nothing contained in this Section 9.1 shall affect or impair any rights or obligations arising prior to or at the time of termination of this Agreement, or that may arise by an event causing the termination of this Agreement.

9.2      Proceedings at Closing.

9.2.1 All proceedings taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor documents executed or delivered until all have been taken, executed and delivered.

9.2.2 At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

                           (a) an appropriately executed general assignment and
                  bill of sale in the form attached hereto as Exhibit H ("Bill of Sale") and such deeds, assignments and other instruments of transfer relating to the Acquired Assets in form and substance reasonably satisfactory to Purchaser and its counsel;

                           (b) such other documents as Purchaser or its counsel
                  may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement;

                           (c) The certificate referred to in Section 6.1
                  hereof;

                           (d) The opinion of counsel for the Seller referred to
                  in Section 6.3 hereof;

                           (e) McGee shall deliver payment for any shares
                  purchased pursuant to Section 1.8.5;

                           (f) McGee shall execute and deliver the Option
                  Agreement as referred to in Section 1.8.4 hereof.

9.2.3 At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

                           (a) The  Purchase  Price,  in the form of the
                  Purchaser's  certified  check in the amount as set forth in
                  Section 1.8.1;

                           (b) The certificate referred to in Section 7.1
                  hereof;

                           (c) The opinion of counsel for the Purchaser referred
                  to in Section 7.3 hereof;


                           (d) The certified resolutions referred to in Section
                  7.5 hereof;

                           (e) To McGee certificates for any shares of stock
                  which McGee has elected to purchase pursuant to Section 1.8.5 hereof; and

                           (f) To McGee a duly executed Option Agreement as
                  referred to in Section 1.8.4 hereof.

10       INDEMNIFICATION.

10.1 Indemnification of Purchaser by Seller. The Seller covenants and agrees that it will indemnify and hold the Purchaser and its officers, directors, employees and agents harmless from and against any and all losses, damages, liabilities, obligations, and reasonable costs and expenses incurred or sustained by the Purchaser by reason or arising out of any material breach of any warranty, representation, covenant, agreement or obligation of the Seller contained in this Agreement, including, but not limited to, liabilities and debts related to the Business (other than the Assumed Liabilities), failure to comply with applicable bulk sales or similar laws, and any other liability (other than an Assumed Liability) respecting the Business or any of the Acquired Assets which is attributable to any period prior to the Closing Date.

10.2 Indemnification of Seller by Purchaser. The Purchaser covenants and agrees that it will indemnify and hold the Seller harmless from and against any and all losses, damages, liabilities, obligations, and reasonable costs and expenses incurred or sustained by the Seller by reason or arising out of any material breach of any warranty, representation, covenant, agreement or obligation of the Purchaser contained in this Agreement.

10.3 Claims for Indemnity. Promptly upon notice of any claim, suit or demand which any person entitled to indemnity hereunder (the "INDEMNITEE") believes will give rise to indemnity by the Seller or the Purchaser, as the case may be (the "INDEMNITOR"), under Sections 10.1 or 10.2, the Indemnitee shall give the Indemnitor written notice thereof, and the Indemnitor shall defend against any such claim, suit or demand, in its name or in the name of the Indemnitee, as the case may be, at the Indemnitor's expense and with counsel of its own choice at its own expense. The Indemnitor shall have no obligation or liability to indemnify with respect to, or in connection with, any claim, suit or demand which shall be paid, settled or compromised by the Indemnitee without the prior written consent of the Indemnitor. No right or remedy conferred in this Section
10.3 is intended to be exclusive of any other right or remedy available, now or hereafter, at law or in equity or otherwise, to the parties hereto.

10.4 Right to Offset. To the extent that the Purchaser has suffered any loss or losses, damages, liabilities or obligations by reason of any breach of any warranty, representation, covenant, agreement or obligation of the Seller contained in this Agreement, the Purchaser shall have the right to offset any such amounts against any amounts due and owing Seller.


11 ARBITRATION. In the event of any dispute among CART and Seller under this Agreement which they are unable to resolve, including but not limited to whether the criteria as set forth in Section 1.8.2 has been met, or whether the requirements as set forth in Section 3.4 have been met, the dispute shall be submitted to arbitration at the request of any party. The party requesting arbitration shall so notify the other party(ies) in writing and shall specify the question or questions to be arbitrated. Within ten (10) days after receipt of such notification, CART shall select one arbitrator and Seller shall select one arbitrator and each shall give the name and address thereof to the other party. The two arbitrators shall select a third disinterested arbitrator to complete a panel consisting of three arbitrators. In the event one party fails to select an arbitrator within the required time period, the arbitrator who has been selected may select one disinterested arbitrator and the two arbitrators may proceed to resolve the dispute. Within ten (10) days of the selection of the second arbitrator, or third arbitrator, as the case may be, the panel of arbitrators shall schedule a hearing on the disputed issues to be held within thirty (30) days after the selection of the final arbitrators. The arbitrators shall render their written decision within thirty (30) days of the last day of the hearing. The decision of a majority of the arbitrators shall be final and conclusive on all parties. Such decision shall be entered as a final judgment in a court of competent jurisdiction and shall be a final non-appealable order. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association except as specified herein. The arbitration shall take place in Troy, Michigan or such other location as the parties may agree. The arbitrator shall substantially comply with the Michigan rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; and shall conduct a pretrial conference and consider dispositive motions. Each party shall have the right to request the arbitrator to make findings of specific factual issues. The arbitrator shall decide all issues and disputes in conformity with applicable law and shall have no authority to alter the terms of this Agreement. Each party shall cooperate with the arbitrator to comply with procedural time requirements and the failures of either to do so shall entitle the arbitrator to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. If the arbitrator determines that a party has failed to act in good faith or with a reasonable basis in connection with the dispute, the arbitrator shall be entitled to award, against the party so acting, the fees and expenses of the arbitration and the costs and expenses incurred by the other party in connection with the arbitration, included but not limited to reasonable attorneys' fees. In the absence of such a finding, the fees and expenses of the arbitration shall be borne equally by Purchaser and Seller (except that each party shall be solely responsible for the fees and expenses of its counsel and other professionals and experts retained by it).

12       MISCELLANEOUS.

12.1 Announcements. All announcements relating to the transactions contemplated hereby shall be mutually approved by, and shall not be released except with the mutual consent of the parties thereto, except where immediate disclosure, in the opinion of counsel for the party concerned, is required by law.

12.2 Brokerage. The Seller warrants and represents to the Purchaser that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby. The Seller covenants and agrees to indemnify and hold the Purchaser harmless from and against any such obligation or liability (and any reasonable expense or expenses incurred in investigating or defending the same, including counsel fees) based in any way on any agreements, arrangements or understandings claimed to have been made by the Seller with any third party. The Purchaser warrants and represents to the Seller that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby. The Purchaser covenants and agrees to indemnify and hold the Seller harmless from and against any such obligation or liability (and any reasonable expense or expenses incurred in investigating or defending the same, including counsel fees) based in any way on any agreements, arrangements or understandings claimed to have been made by the Purchaser with any third party.

12.3 Survival of Warranties and Representations. Each party hereto covenants and agrees that its warranties and representations contained in this Agreement and in any document delivered or to be delivered pursuant hereto shall survive the Closing Date hereunder until December 31, 2000.

12.4 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its counsel, accountants, other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement.

12.5 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

                  (a)      If to the Seller, to:     BP Automotive, Ltd.
                                                     1395 Wheaton Avenue
                                                     Suite 700
                                                     Troy, MI  48083-1967

                           with a copy to:           Basil M. Briggs, Esq.
                                                     Cox, Hodgman & Giarmarco,
                                                     P.C. - Suite 500
                                                     201 West Big Beaver Road
                                                     Troy, MI   48084-4160


                  (b)     If to the Purchaser, to:   Championship Auto Racing
                                                     Teams, Inc.
                                                     755 W. Big Beaver Road,
                                                     Suite 800
                                                     Troy, MI  48084-4160



                           with a copy to:           Jack Bjerke, Esq.
                                                     Capital Square, Suite 1800
                                                     65 East State Street
                                                     Columbus, OH   43215-4294

                           with a copy to:           Justin G.Klimko, Esquire
                                                     Butzel Long
                                                     150 W. Jefferson,
                                                     Suite 900
                                                     Detroit, M 48226-4430

or to such other address as either the Seller or the Purchaser shall have specified by notice in writing to the other.

12.6 Waivers. Either Seller or the Purchaser may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in this Agreement or in any document delivered pursuant hereto by the other; (c) waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and (d) waive or modify performance of any of the obligations of the other hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

12.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

12.8 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities.

12.9 Fulfillment of Conditions. The parties hereby covenant and agree to use their reasonable efforts to fulfill all of the terms and conditions contained in this Agreement, and to take such action as may be reasonably required to obtain all necessary consents, permits, authorizations and approvals of third parties which are conditions of this Agreement.

12.10 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to choice of law principles which would require the application of the laws of any other jurisdiction.

12.11 Headings. Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the Seller has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, and the Purchaser has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.


                                   CHAMPIONSHIP AUTO RACING
                                   TEAMS, INC., a Delaware
                                   corporation

-------------------------------------------------------------------------------

                                              By: /s/ ANDREW CRAIG
/s/ BASIL M. BRIGGS                               -----------------------------
-------------------------
/s/ JUSTIN G. KLIMKO                                              Its: Chairman
-----------------------------------------------------------------      --------
   & CEO
-------------------------------------------------------------------------------



                                              BP AUTOMOTIVE, LTD.,
                                              a Michigan corporation

------------------------------------------------------------------------------

                                              By: /s/ ROGER BAILEY
                                                  -----------------------------
-------------------------
                                                                 Its: President
----------------------------------------------------------------      ---------

-------------------------------------------------------------------------------

Exhibits:

A:       Personal Property
B:       Lola Cars/ARS Agreement
C:       Allocation of Purchase Price
D:       Disclosure Schedule
E:       Cox, Hodgman & Giarmarco, P.C. Opinion
F:       Butzel Long's Opinion
G:       ARS/CART Stock Purchase Agreement
H:       Bill of Sale of Assets